THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.


                               CONVERTIBLE SECURED
                                 PROMISSORY NOTE


$__________                                                       March 25, 1999


         This CONVERTIBLE PROMISSORY NOTE (this "Note") is executed as of this 25th day of March, 1999, by EASTBROKERS INTERNATIONAL INCORPORATED, a Delaware corporation ("Maker"), whose address is 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850, in favor of ___________________ ("Holder"), whose legal address is ____________________________.

         1. PROMISE TO PAY. For value received, Maker hereby promises to pay to the order of Holder the principal sum of $_________ ("Loan Amount"), together with interest thereon at the rate as hereinafter specified, all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

         2. INTEREST RATE. Interest on the unpaid principal balance of this Note outstanding from the date hereof and from time to time shall be paid at a rate equal to 10% per annum ("Interest Rate"). Interest payable hereunder shall be calculated on a three hundred sixty (360) day year based on the actual number of days for which any amounts payable hereunder remain outstanding.

         3. MATURITY DATE. The "Maturity Date" shall mean March 25, 2002. The entire outstanding principal balance of this Note, together with all accrued but unpaid interest, shall, if not previously paid, be finally due and payable on the Maturity Date.

         4. PAYMENT SCHEDULE. Interest shall accrue on the outstanding principal balance hereunder at the Interest Rate and shall be due and payable monthly, beginning April 15, 1999. Principal payments shall begin on September 15 (six months from the date hereof) and shall be paid monthly thereafter. The entire outstanding principal balance of this Note together with any accrued unpaid interest shall be due and payable on the Maturity Date, if not previously paid.

         5. PREPAYMENT PRIVILEGE. Maker shall have the right to prepay all or any portion of the Loan Amount, together with accrued interest thereon, at any time. If this Note is prepaid within three months from the date hereof, Maker shall pay a premium of 1/4 of 1% of the Principal Amount (the "Prepayment Premium"). The Prepayment Premium shall increase by 1/4 of 1% of the Principal Amount for each additional three month period that this Note remains outstanding. Any such prepayment shall be made pro rata among the holders of all promissory notes having the same interest rate and terms as this Note based on their then outstanding loan amounts.

         6. CONVERSION. At any time on or after March 25, 1999, Holder by delivery of this Note and written notice to Maker (the "Conversion Notice") may convert all of the outstanding Loan Amount as of the date of delivery of the Conversion Notice (the "Outstanding Amount") into the number of shares (the "Conversion Shares") of Common Stock of Maker equal to the Outstanding Amount divided by Five Dollars and seventy-five Cents ($5.75). Within ten (10) business days after receipt of the Conversion Notice, Maker shall issue and deliver by hand against a signed receipt therefor or by mail to the address designated by Holder in the Conversion Notice, a stock certificate or certificates of the Corporation representing the number of Conversion Shares to which Holder is entitled. Such certificates shall bear the appropriate legend restricting transfer unless Maker is advised by its counsel that such legend is not required. Notwithstanding the above, Maker shall have no right to convert this
Note into Conversion Shares on or after the date on which this Note has been fully repaid pursuant to Sections 3 or 5 hereof.

         In the event of any capital reorganization or reclassification of the Common Stock, any consolidation or merger of Maker with or into another corporation, limited partnership, limited liability Maker or other entity or any sale, lease or other disposition of all or substantially all of the assets of Maker, that is effected in such a manner that holders of Common Stock are entitled to receive securities and/or property (including cash) with respect to or in exchange for Common Stock and that does not result in a prepayment by Maker pursuant to Section 5, Maker shall, as a condition precedent to such transaction, cause effective provision to be made so that Holder shall have the right thereafter to convert this Note for the kind and amount of securities and/or other property receivable upon such event by a holder of the number of Conversion Shares for which this Note could have been converted immediately prior to such event, subject to the adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Note.

     7. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         (a) If at any time prior to the Maturity Date, the Maker files a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Maker to the public, the Maker shall offer to the Holder of this Note the opportunity to register or qualify the

              Conversion Shares issuable upon conversion of this Note, at the Maker's sole expense. Notwithstanding anything to the contrary, this subsection (a) shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Maker with the United States Securities and Exchange Commission.

              The Maker shall deliver written notice to the Holder of this Note of its intention to file a registration statement at least 60 days prior to the filing of such registration statement or offering statement, and the shall have 30 days thereafter to request in writing that the Maker register or qualify the Conversion Shares in accordance with this subsection (a). Upon the delivery of such a written request within the specified time, the Maker shall be obligated to include in its contemplated registration all information necessary or advisable to register or qualify the Conversion Shares for a public offering, if the Maker does file the contemplated registration statement; provided, however, that neither the delivery of the notice by the Maker nor the delivery of a request by a Holder shall in any way obligate the Maker to file a registration statement. Furthermore, notwithstanding the filing of a registration statement, the Maker may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement relates.

              The Maker shall comply with the  requirements  of this  subsection
              (a) at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Maker, and miscellaneous expenses directly related to the registration statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Conversion Shares, all of which expenses shall be borne by the Holder.

          (b) In the event that the Maker registers or qualifies the Conversion Shares pursuant to subsection (a) above, the Maker shall include in the registration statement, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Conversion Shares. As used in subsection (a) of this Section 7, reference to the Maker's securities shall include, but not be limited to, any class or type of the Maker's securities or the securities of any of the Maker's subsidiaries or affiliates.

          (c)  In addition to the  registration  rights  described in subsection
               (a) above, upon the written request of Holder, the Maker, as promptly as possible after delivery of such request, shall cooperate with the requesting Holder in preparing and signing any registration statement that the Holder may desire to file in order to sell or transfer the Conversion Shares. Within ten (10) days after the delivery of the written request described above, the Maker shall deliver written notice to all other holders of notes of even date herewith (the "Notes"), if any, advising them that the Maker is proceeding with a registration statement and that their Conversion Shares Securities will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the holder delivers written notice to the Maker of their desire to be included and their agreement to pay their pro rata share of the cost within thirty (30) days after the delivery of the Maker's notice to them. The Maker will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of this Note and the holders of the Notes who seek the registration of their Conversion Shares. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Maker to be included are the additional costs and expenses that would not have otherwise been incurred by the Maker if those Holders or holders had not desired to file a registration statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Maker would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Maker for those reimbursable costs and expenses reasonably incurred by the Maker within thirty (30) days after the initial effective date of the registration statement at issue.

              No other securities of the Maker of any type shall be included in, be the subject of, or be publicly offered pursuant to any registration statement or offering statement filed within one hundred eighty (180) days following the latest effective date of any registration statement or offering statement filed pursuant to this subsection (c) unless (i) the Maker obtains the prior written consent of the Holder upon such terms and conditions as the Holder may deem desirable, and (ii) the owners or holders of those other securities, including, without limitation, the Maker, agree to bear an equitable portion, acceptable to the Holder of the costs and expenses of the registration statement or offering statement filed pursuant to this subsection (c).

         (d) As to each registration statement or offering statement, the Maker's obligations contained in this Section 7 shall be conditioned upon a timely receipt by the Maker in writing of the following:

                  (i) Information  as to the  terms of the  contemplated  public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Conversion Shares; and

                  (ii)Such other information as the Maker may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement.

         (e) In each instance in which the Maker shall take any action to register the Conversion Shares pursuant to this Section 7, the Maker shall do the following:

                  (i) supply  to Holder  one (1)  manually  signed  copy of each registration statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder;

                  (ii)cooperate  with respect to (A) all  necessary or advisable actions relating to the preparation and the filing of any registration statements, and all amendments thereto, arising from the provisions of this Section 7, (B) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (C) all necessary or advisable actions to register the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Note or Conversion Shares shall reasonably request, and (D) all other necessary or advisable actions to enable the Holder of the Note or Conversion Shares to complete the contemplated disposition of their securities in each reasonably requested jurisdiction;

                  (iii) indemnify  and hold harmless each Holder of the Warrant, each holder of Warrant Securities, and each underwriter within the meaning of the Act for each such Holder or holder, from and against all losses, claims, damages, and liabilities, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, defending or settling any claim, arising from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any registration statement or offering statement to which this Section 7 applies, or (B) any omission or alleged omission to state a material fact necessary to make the statements contained in a registration statement or offering statement to which this
                      Section 7 applies not misleading; provided, however, that the indemnification contained in this provision (iii) shall not apply if the untrue statement or omission, or alleged untrue statement or omission, was the result of information furnished in writing to the Maker by the

                      Holder or underwriter seeking indemnification expressly for use in the registration statement at issue. To the extent that the indemnification contained in this provision applies, the Maker also shall indemnify and hold harmless each officer, director, employee, controlling person or agent of an indemnified Holder or underwriter.

          (f) In each instance in which pursuant to this Section 7 the Maker shall take any action to register or qualify the Conversion Shares, prior to the effective date of any registration statement, the Maker and each Holder or holder of Conversion Shares being registered shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in subsection (e)(iii) above. These indemnification agreements also shall contain an agreement by the Holder or shareholder at issue to indemnify and hold harmless the Maker, its officers, directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement to which this Sectiona7 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Maker by the indemnifying Holder or shareholder expressly for use in the registration statement at issue.


         8.       SENIOR INDEBTEDNESS.

         Maker warrants that no other senior indebtedness exists other than the indebtedness to West End Capital in the principal amount of $1,100,000.

         Maker agrees that it will not after the date of this Note enter into any borrowing arrangement senior to the Note without first obtaining the written consent of the Holder, unless such borrowing arrangement provides for payment of this Note in full.

         This Note is a general obligation of the Maker, and as such has a pledge of the assets of the Maker as well as the specific security interest described below.

         9.   SECURITY INTEREST.

         As security for payment of this Note, Maker hereby grants to Holder a security interest in all of the issued and outstanding shares of EBI Securities Corporation, a wholly owned subsidiary of Maker, and other collateral pursuant to the Security and Pledge Agreement of even date herewith.

         10. APPLICATION OF PAYMENTS. All payments hereunder shall be applied first to the payment of accrued and unpaid interest on the principal of this Note, including interest accrued at the Default Rate as hereinafter provided; and second, to the reduction of principal of this Note.

         11. DEFAULT INTEREST RATE. Any payment not deposited in the investor's account within five (5) days after the same is due hereunder, and including the entire balance of principal, interest, and other sums then due, shall bear interest at 5% above the then current Interest Rate ("Default Rate"), such interest to accrue from the date due until paid.

         12. DEFAULT. Each of the following shall constitute an "Event of Default" under this Note:

         The failure of Maker to pay in full any amount due hereunder by the date the same is due, as provided herein, and such failure shall continue for ten (10) days after written notice from Holder to Maker of such failure, or Maker's failure to pay in full any amount due hereunder upon maturity of this Note, by acceleration or otherwise; or

         The failure of Maker to maintain Total Assets in excess of twenty (20) million dollars, which failure shall continue for a period of ninety days from the date of the financial statement which reflects Total Assets below $20 million. For purposes hereof, Total Assets shall be the total assets of the Maker as calculated under Generally Accepted Accounting Principals (GAAP), applied on a consistent basis.

         The failure of Maker to maintain monthly revenues of at least $700,000, as calculated under GAAP, which failure shall continue for a period of three consecutive months. In the event that monthly revenues are below $1 million, Maker agrees that it will not increase the base salary of its officers by more than 10% of their current base pay.

         The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations, covenants, conditions and restrictions under this Note, not involving the payment of money, and such failure shall continue for thirty
(30) days after written notice from Holder to Maker of such failure, or if said failure cannot reasonably be cured within said thirty (30) day period, Maker shall not have cured such failure within a reasonable time after the written notice from Holder to Maker described above.

         Any default under the Security and Pledge Agreement of even date herewith.

         12. REMEDIES. Upon the occurrence of an Event of Default Holder may, at its option, do any one, any combination, or all of the following: (a) declare, without prior notice or demand, the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (b) exercise any and all rights and remedies available to it under applicable law including the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

         13. WAIVERS OF DEMAND, ETC. Maker waives demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consent to extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder.

         14. COSTS OF COLLECTION. Maker agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof.

         15. NO USURY PAYABLE. The provisions of this Note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law. If, for any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, or if no principal shall be outstanding, be paid over to Maker) and not to the payment of Interest.

         16. SUBORDINATION. Upon payment of the indebtedness to West End Capital in the amount of $1,100,000, the indebtedness evidenced by this Note, including all principal, interest and other sums owing hereunder, will be subordinate and subject in right of payment to the payment in full of all other prior, senior indebtedness of Maker.

         17. SEVERABILITY OF PROVISIONS. If any provision hereof shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

         18. SUCCESSORS TO MAKER OR HOLDER. The term "Maker" as used herein shall include the original maker of this Note and any party who may subsequently become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to Maker.

         19. NOTICES. All notices, consent or other instruments or communications provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three (3) business days after mailed, if sent by registered or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

         20. CAPTIONS FOR CONVENIENCE. The captions to the Sections hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

         21. GOVERNING LAW. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of Colorado.

                                     MAKER:

                                     EASTBROKERS INTERNATIONAL INCORPORATED



                                     By:____________________________________
                                        Name:_______________________________
                                        Title:______________________________